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EXHIBIT 10.8

**—CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

FIRST AMENDMENT TO THE AGREEMENT FOR LOGISTICS SERVICES

        Effective as of July 1, 2009, MWI Veterinary Supply Co. ("MWI") and Medical Management International, Inc., dba Banfield, The Pet Hospital ("Banfield") enter this First Amendment to the Agreement for Logistics Services ("First Amendment") and agree as follows:

        1.    BACKGROUND.    Effective as of July 1, 2006, MWI and Banfield entered that certain Agreement for Logistics Services ("Agreement"). MWI and Banfield now desire to amend the Agreement pursuant to the terms and conditions of this First Amendment.

        2.    SECTION 3: PAYMENT TERMS.    The first and second sentences of Section 3—Payment Terms of the Agreement are amended and replaced in their entirety with the following:

  "For the Initial Term of this Agreement, MWI will extend payment terms to Banfield of /**/ days from the later of the date of shipment or date of invoice, it being understood that the date of invoice is the date an invoice is generated in MWI's system."

        3.    SECTION 7: SUPPLY.    The second, third, and fourth sentences, along with the corresponding Exhibit A are deleted in their entirety, whereby Section 7—Supply shall read in its entirety as follows:

  "MWI realizes that Banfield relies upon MWI as Banfield's sole-source distributor for most products and will therefore program its inventory system to stock the highest service level available for all products on the Banfield formulary. Banfield branded items and other inventory items unique to Banfield will be segregated and maintained in a special Banfield "virtual warehouse" at each of MWI's regional facilities where justified by usage and economics and be made available only to Banfield."

        4.    SECTION 10: TERM.    The first sentence of Section 10—Term of the Agreement is amended and replaced in its entirety with the following two sentences:

  "This Agreement shall be effective for an initial term of July 1, 2009 through June 30, 2012 (the "Initial Term"). After the first and second twelve month periods of the Initial Term, the parties will analyze the fiscal results of the prior twelve months and review the Logistics Fee pricing."

        5.    INTERPRETATIONS.    All other terms and conditions of the Agreement shall remain as set forth in the Agreement.

        6.    SIGNATURES

MEDICAL MANAGEMENT INTERNATIONAL, INC.		MWI VETERINARY SUPPLY CO.
By	/s/ ALAN STEWART Print Name: Alan Stewart Its: CFO/CAO	By	/s/ JIM CLEARY Jim Cleary President & Chief Executive Officer
By	/s/ JOHN PAYNE Print Name: John Payne Its: CEO	By	/s/ BRIAN TOPPER Brian Topper Banfield Executive Account Manager

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  EXHIBIT 10.8